Boeing Reports Second Quarter Results
Second Quarter 2026
•Revenue increased to $24.6 billion primarily reflecting 171 commercial deliveries
•GAAP loss per share of ($0.67) and core loss per share (non-GAAP)* of ($0.76)
•Operating cash flow of $1.4 billion and free cash flow (non-GAAP)* of $0.6 billion
•Total company backlog grew to a record $715 billion, including over 6,200 commercial airplanes

Table 1. Summary Financial Results	Second Quarter			First Half
(Dollars in Millions, except per share data)	2026	2025	Change	2026	2025	Change

Revenues	$24,560	$22,749	8%	$46,777	$42,245	11%

GAAP
Earnings/(loss) from operations	$156	($176)	NM	$604	$285	112%
Operating margins	0.6%	(0.8)%	1.4 Pts	1.3%	0.7%	0.6 Pts
Net loss	($428)	($612)	NM	($435)	($643)	NM
Diluted loss per share	($0.67)	($0.92)	NM	($0.79)	($1.09)	NM
Operating cash flow	$1,364	$227	501%	$1,185	($1,389)	NM

Non-GAAP*
Core operating earnings/(loss)	$1	($433)	NM	$294	($234)	NM
Core operating margins	0.0%	(1.9)%	1.9 Pts	0.6%	(0.6)%	1.2 Pts
Core loss per share	($0.76)	($1.24)	NM	($0.97)	($1.73)	NM
*Non-GAAP measure; complete definitions of Boeing’s non-GAAP measures are on page 5, “Non-GAAP Measures Disclosures."
    ARLINGTON, Va., July 28, 2026 – The Boeing Company [NYSE: BA] recorded second quarter revenue of $24.6 billion, GAAP loss per share of ($0.67) and core loss per share (non-GAAP)* of ($0.76). The company reported operating cash flow of $1.4 billion and free cash flow (non-GAAP)* of $0.6 billion. Results primarily reflect higher commercial delivery volume and favorable working capital within the year. Total company backlog at quarter end grew to a record $715 billion.
“I’m very pleased with the progress our team is making as we execute our plan. Our operations are more stable and key certification programs remain on plan. Our focus has been on restoring trust and we are now building on that through a sustained focus on safety, quality, and on-time performance,” said Kelly Ortberg, Boeing president and chief executive officer. “While there is more work ahead in the second half of the year, the momentum we are building continues to move Boeing in the right direction.”

Table 2. Cash Flow	Second Quarter		First Half
(Millions)	2026	2025	2026	2025
Operating cash flow	$1,364	$227	$1,185	($1,389)
Less additions to property, plant & equipment	($733)	($427)	($2,008)	($1,101)
Free cash flow*	$631	($200)	($823)	($2,490)
*Non-GAAP measure; complete definitions of Boeing’s non-GAAP measures are on page 5, “Non-GAAP Measures Disclosures."
    Operating cash flow was $1.4 billion in the quarter reflecting higher commercial deliveries and working capital timing. Additions to property, plant and equipment primarily reflects higher investments in Charleston and St. Louis sites.

Table 3. Cash, Marketable Securities and Debt Balances	Quarter End
(Billions)	2Q 2026	1Q 2026
Cash and investments in marketable securities[1]	$20.0	$20.9
Consolidated debt	$45.9	$47.2
1 Marketable securities consist primarily of time deposits due within one year classified as "short-term investments."
    Cash and investments in marketable securities totaled $20.0 billion, compared to $20.9 billion at the beginning of the quarter, reflecting debt repayments partially offset by cash flow generated in the quarter. The company maintains access to credit facilities of $10.0 billion, which remain undrawn.

Segment Results
Commercial Airplanes

Table 4. Commercial Airplanes	Second Quarter			First Half
(Dollars in Millions)	2026	2025	Change	2026	2025	Change

Deliveries	171	150	14%	314	280	12%

Revenues	$11,751	$10,874	8%	$20,954	$19,021	10%
Loss from operations	($322)	($557)	NM	($885)	($1,094)	NM
Operating margins	(2.7)%	(5.1)%	2.4 Pts	(4.2)%	(5.8)%	1.6 Pts
Commercial Airplanes second quarter revenue of $11.8 billion and operating margin of (2.7) percent primarily reflects higher deliveries, favorable mix, improved performance, and other adjustments.
The 737 program began transitioning production to 47 per month rate in the quarter and activated low-rate initial production on the 737 North Line in July. As of July, certification flight testing has been completed on both the 737-7 and 737-10. The company continues to anticipate certification in 2026 and first delivery in 2027 for both variants. In the quarter, the 777X program received FAA approval to begin certification flight testing under Type Inspection Authorization 4B. The company continues to anticipate first delivery in 2027.
Commercial Airplanes booked 246 net orders including orders from Korean Air, Delta Air Lines, and SMBC Capital. Commercial Airplanes delivered 171 airplanes and backlog included over 6,200 airplanes valued at a record $597 billion.
Defense, Space & Security

Table 5. Defense, Space & Security	Second Quarter			First Half
(Dollars in Millions)	2026	2025	Change	2026	2025	Change

Revenues	$7,483	$6,617	13%	$15,082	$12,915	17%
Earnings/(loss) from operations	($15)	$110	NM	$218	$265	(18)%
Operating margins	(0.2)%	1.7%	(1.9) Pts	1.4%	2.1%	(0.7) Pts
Defense, Space & Security second quarter revenue was $7.5 billion driven by higher volume. Operating margin was (0.2) percent in the quarter. Results include $280 million of losses on the VC-25B program primarily driven by an investment in additional production and certification resources. The company continues to anticipate first delivery in 2028.
During the quarter, Defense, Space & Security secured an award from the U.S. Space Force to provide proprietary communications capabilities, successfully completed first flight and received Milestone C on the U.S. Navy MQ-25A Stingray, and began low-rate initial production of the U.S. Air Force T-7A Red Hawk. Backlog at Defense, Space & Security was $85 billion, with 27 percent representing orders from customers outside the U.S.

Global Services

Table 6. Global Services	Second Quarter			First Half
(Dollars in Millions)	2026	2025	Change	2026	2025	Change

Revenues	$5,344	$5,281	1%	$10,714	$10,344	4%
Earnings from operations	$968	$1,049	(8)%	$1,939	$1,992	(3)%
Operating margins	18.1%	19.9%	(1.8) Pts	18.1%	19.3%	(1.2) Pts
Global Services second quarter revenue was $5.3 billion on higher volume. Operating margin of 18.1 percent reflects impacts from the Digital Aviation Solutions divestiture, higher costs, and unfavorable mix.
In the quarter, Global Services captured an award from the U.S. Navy to provide training systems for the P-8A and announced an agreement with Alaska Airlines to integrate the Boeing Virtual Airplane training solution. Global Services ended the quarter with backlog of $33 billion.
Additional Financial Information

Table 7. Additional Financial Information	Second Quarter		First Half
(Dollars in Millions)	2026	2025	2026	2025
Revenues
Unallocated items, eliminations and other	($18)	($23)	$27	($35)
Earnings/(loss) from operations
Unallocated items, eliminations and other	($630)	($1,035)	($978)	($1,397)
FAS/CAS service cost adjustment	$155	$257	$310	$519
Other income, net	$79	$325	$273	$648
Interest and debt expense	($600)	($710)	($1,216)	($1,418)
Income Tax Expense	($63)	($51)	($96)	($158)
    Unallocated items, eliminations and other primarily reflects timing of allocations.

Non-GAAP Measures Disclosures
    We supplement the reporting of our financial information determined under Generally Accepted Accounting Principles in the United States of America (GAAP) with certain non-GAAP financial information. The non-GAAP financial information presented excludes certain significant items that may not be indicative of, or are unrelated to, results from our ongoing business operations. We believe that these non-GAAP measures provide investors with additional insight into the company’s ongoing business performance. These non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define such measures differently. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. The following definitions are provided:
Core Operating Earnings/(Loss), Core Operating Margins and Core Earnings/(Loss) Per Share
    Core operating earnings/(loss) is defined as GAAP Earnings/(loss) from operations excluding the FAS/CAS service cost adjustment. The FAS/CAS service cost adjustment represents the difference between the Financial Accounting Standards (FAS) pension and postretirement service costs calculated under GAAP and costs allocated to the business segments. Core operating margins is defined as Core operating earnings/(loss) expressed as a percentage of revenue. Core earnings/(loss) per share is defined as GAAP Diluted earnings/(loss) per share excluding the net earnings/(loss) per share impact of the FAS/CAS service cost adjustment and Non-operating pension and postretirement expenses. Non-operating pension and postretirement expenses represent the components of net periodic benefit costs other than service cost. Pension costs allocated to BDS and BGS businesses supporting government customers are computed in accordance with U.S. Government Cost Accounting Standards (CAS), which employ different actuarial assumptions and accounting conventions than GAAP. CAS costs are allocable to government contracts. Other postretirement benefit costs are allocated to all business segments based on CAS, which is generally based on benefits paid. Management uses core operating earnings/(loss), core operating margins and core earnings/(loss) per share for purposes of evaluating and forecasting underlying business performance. Management believes these core measures provide investors additional insights into operational performance as they exclude non-service pension and post-retirement costs, which primarily represent costs driven by market factors and costs not allocable to government contracts. A reconciliation of these non-GAAP measures to the most directly comparable GAAP measure is provided on page 12.
Free Cash Flow
    Free cash flow is GAAP operating cash flow reduced by capital expenditures for property, plant and equipment. Management believes free cash flow provides investors with an important perspective on the cash available for shareholders, debt repayment, and acquisitions after making the capital investments required to support ongoing business operations and long term value creation. Free cash flow does not represent the residual cash flow available for discretionary expenditures as it excludes certain mandatory expenditures such as repayment of maturing debt. Management uses free cash flow as a measure to assess both business performance and overall liquidity. See Table 2 on page 2 for a reconciliation of free cash flow to the most directly comparable GAAP measure, operating cash flow.

Caution Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and other similar words or expressions, or the negative thereof, generally can be used to help identify these forward-looking statements. Examples of forward-looking statements include statements relating to our future financial condition and operating results, industry projections and outlooks, plans, objectives and goals, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on expectations and assumptions that we believe to be reasonable when made, but that may not prove to be accurate.

These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are risks related to: (1) general conditions in the economy and our industry, including those due to regulatory changes and geopolitical developments; (2) our reliance on our commercial airline customers; (3) the overall health of our aircraft production system, production quality issues, commercial airplane production rates, our ability to successfully develop and certify new aircraft or new derivative aircraft, and the ability of our aircraft to meet stringent performance and reliability standards; (4) changing budget and appropriation levels and acquisition priorities of the U.S. government, as well as significant delays in U.S. government appropriations; (5) our dependence on our subcontractors and suppliers, as well as the availability of highly skilled labor and raw materials; (6) work stoppages or other labor disruptions; (7) competition within our markets; (8) our non-U.S. operations and sales to non-U.S. customers, including tariffs, trade restrictions and government actions; (9) changes in accounting estimates; (10) realizing the anticipated benefits of mergers, acquisitions, joint ventures/strategic alliances or divestitures, including anticipated synergies and quality improvements related to our acquisition of Spirit AeroSystems Holdings, Inc.; (11) our dependence on U.S. government contracts; (12) our reliance on fixed-price contracts; (13) our reliance on cost-type contracts; (14) contracts that include in-orbit incentive payments; (15) management of a complex, global IT infrastructure; (16) compromised or unauthorized access to our, our customers’ and/or our suppliers' information and systems; (17) potential business disruptions, including threats to physical security or our information technology systems, extreme weather (including effects of climate change) or other acts of nature, and pandemics or other public health crises; (18) potential adverse developments in new or pending litigation and/or government inquiries or investigations; (19) potential environmental liabilities; (20) effects of climate change and legal, regulatory or market responses to such change; (21) credit rating agency actions and our ability to effectively manage our liquidity; (22) substantial pension and other postretirement benefit obligations; (23) the adequacy of our insurance coverage; (24) the dilutive effect of future issuances of our common stock; and (25) the preferential treatment of our 6.00% mandatory convertible preferred stock.

Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.
# # #
Contact:

Investor Relations:	Eric Hill or Mike Harris BoeingInvestorRelations@boeing.com
Communications:	Wilson Chow media@boeing.com

The Boeing Company and Subsidiaries
Consolidated Statements of Operations
(Unaudited)

	Six months ended June 30		Three months ended June 30
(Dollars in millions, except per share data)	2026	2025	2026	2025
Sales of products	$40,364	$35,269	$21,366	$19,122
Sales of services	6,413	6,976	3,194	3,627
Total revenues	46,777	42,245	24,560	22,749

Cost of products	(36,518)	(31,785)	(19,487)	(17,406)
Cost of services	(5,299)	(5,608)	(2,659)	(2,908)
Total costs and expenses	(41,817)	(37,393)	(22,146)	(20,314)
	4,960	4,852	2,414	2,435
Income from operating investments, net	14	28	24	25
General and administrative expense	(2,625)	(2,905)	(1,428)	(1,793)
Research and development expense, net	(1,824)	(1,754)	(921)	(910)
Gain on dispositions, net	79	64	67	67
Earnings/(loss) from operations	604	285	156	(176)
Other income, net	273	648	79	325
Interest and debt expense	(1,216)	(1,418)	(600)	(710)
Loss before income taxes	(339)	(485)	(365)	(561)
Income tax expense	(96)	(158)	(63)	(51)
Net loss	(435)	(643)	(428)	(612)
Less: Net earnings/(loss) attributable to noncontrolling interest	13	5	16	(1)
Net loss attributable to Boeing shareholders	(448)	(648)	(444)	(611)
Less: Mandatory convertible preferred stock dividends accumulated during the period	172	172	86	86
Net loss attributable to Boeing common shareholders	($620)	($820)	($530)	($697)
Basic loss per share	($0.79)	($1.09)	($0.67)	($0.92)
Diluted loss per share	($0.79)	($1.09)	($0.67)	($0.92)

The Boeing Company and Subsidiaries
Consolidated Statements of Financial Position
(Unaudited)

(Dollars in millions, except per share data)	June 30 2026	December 31 2025
Assets
Cash and cash equivalents	$7,239	$10,921
Short-term and other investments	12,783	18,479
Accounts receivable, net	3,515	2,921
Unbilled receivables, net	9,660	9,158
Inventories	88,388	84,679
Other current assets, net	3,045	2,301
Total current assets	124,630	128,459
Financing receivables and operating lease equipment, net	365	241
Property, plant and equipment, net of accumulated depreciation of $24,318 and $23,613	16,321	15,361
Goodwill	17,554	17,275
Acquired intangible assets, net	1,531	1,567
Deferred income taxes	152	107
Investments	1,117	1,048
Other assets, net of accumulated amortization of $1,138 and $1,014	4,200	4,177
Total assets	$165,870	$168,235
Liabilities and equity
Accounts payable	$14,346	$13,109
Accrued liabilities	26,593	27,141
Advances and progress billings	64,059	59,404
Short-term debt and current portion of long-term debt	4,565	8,461
Total current liabilities	109,563	108,115
Deferred income taxes	260	216
Accrued retiree health care	2,027	2,091
Accrued pension plan liability, net	4,108	4,287
Other long-term liabilities	2,462	2,432
Long-term debt	41,335	45,637
Total liabilities	159,755	162,778
Shareholders’ equity:
Mandatory convertible preferred stock, 6.00% Series A, par value $1.00 - 20,000,000 shares authorized; 5,750,000 shares issued; aggregate liquidation preference $5,750	6	6
Common stock, par value $5.00 – 1,200,000,000 shares authorized; 1,012,261,159 shares issued	5,061	5,061
Additional paid-in capital	21,949	21,441
Treasury stock, at cost - 222,468,625 and 227,562,887 shares	(27,416)	(28,029)
Retained earnings	16,632	17,252
Accumulated other comprehensive loss	(10,132)	(10,277)
Total shareholders' equity	6,100	5,454
Noncontrolling interests	15	3
Total equity	6,115	5,457
Total liabilities and equity	$165,870	$168,235

The Boeing Company and Subsidiaries
Consolidated Statements of Cash Flows (Unaudited)

	Six months ended June 30
(Dollars in millions)	2026	2025
Cash flows – operating activities:
Net loss	($435)	($643)
Adjustments to reconcile net loss to net cash provided/(used) by operating activities:
Non-cash items –
Share-based plans expense	264	254
Treasury shares issued for 401(k) contributions	855	793
Depreciation and amortization	1,169	926
Investment/asset impairment charges, net	18	30
Gain on dispositions, net	(79)	(64)
Other charges and credits, net	149	162
Changes in assets and liabilities –
Accounts receivable	(553)	(683)
Unbilled receivables	(504)	(908)
Advances and progress billings	4,660	(616)
Inventories	(3,859)	(374)
Other current assets	(642)	265
Accounts payable	1,381	(46)
Accrued liabilities	(1,070)	(248)
Income taxes receivable, payable and deferred	(20)	(3)
Other long-term liabilities	(92)	(212)
Pension and other postretirement plans	(55)	(292)
Financing receivables and operating lease equipment, net	(137)	185
Other	135	85
Net cash provided/(used) by operating activities	1,185	(1,389)
Cash flows – investing activities:
Payments to acquire property, plant and equipment	(2,008)	(1,101)
Proceeds from disposals of property, plant and equipment	3	4
Proceeds from dispositions		35
Contributions to investments	(19,444)	(21,581)
Proceeds from investments	25,090	18,847
Supplier notes receivable	(11)	(150)
Other	(1)
Net cash provided/(used) by investing activities	3,629	(3,946)
Cash flows – financing activities:
New borrowings	35	98
Debt repayments	(8,376)	(677)
Employee taxes on certain share-based payment arrangements	(32)	(18)
Dividends paid on mandatory convertible preferred stock	(172)	(158)
Other	32	30
Net cash used by financing activities	(8,513)	(725)
Effect of exchange rate changes on cash and cash equivalents	2	34
Net decrease in cash & cash equivalents, including restricted	(3,697)	(6,026)
Cash & cash equivalents, including restricted, at beginning of year	11,663	13,822
Cash & cash equivalents, including restricted, at end of period	7,966	7,796
Less restricted cash & cash equivalents, included in Investments	727	709
Cash & cash equivalents at end of period	$7,239	$7,087

The Boeing Company and Subsidiaries
Summary of Business Segment Data
(Unaudited)

	Six months ended June 30		Three months ended June 30
(Dollars in millions)	2026	2025	2026	2025
Revenues:
Commercial Airplanes	$20,954	$19,021	$11,751	$10,874
Defense, Space & Security	15,082	12,915	7,483	6,617
Global Services	10,714	10,344	5,344	5,281
Unallocated items, eliminations and other	27	(35)	(18)	(23)
Total revenues	$46,777	$42,245	$24,560	$22,749
Earnings/(loss) from operations:
Commercial Airplanes	($885)	($1,094)	($322)	($557)
Defense, Space & Security	218	265	(15)	110
Global Services	1,939	1,992	968	1,049
Segment operating earnings	1,272	1,163	631	602
Unallocated items, eliminations and other	(978)	(1,397)	(630)	(1,035)
FAS/CAS service cost adjustment	310	519	155	257
Earnings/(loss) from operations	604	285	156	(176)
Other income, net	273	648	79	325
Interest and debt expense	(1,216)	(1,418)	(600)	(710)
Loss before income taxes	(339)	(485)	(365)	(561)
Income tax expense	(96)	(158)	(63)	(51)
Net loss	(435)	(643)	(428)	(612)
Less: Net earnings/(loss) attributable to noncontrolling interest	13	5	16	(1)
Net loss attributable to Boeing shareholders	(448)	(648)	(444)	(611)
Less: Mandatory convertible preferred stock dividends accumulated during the period	172	172	86	86
Net loss attributable to Boeing common shareholders	($620)	($820)	($530)	($697)

Research and development expense, net:
Commercial Airplanes	$1,200	$1,092	$597	$558
Defense, Space & Security	366	420	192	221
Global Services	48	59	26	30
Other	210	183	106	101
Total research and development expense, net	$1,824	$1,754	$921	$910

Unallocated items, eliminations and other:
Share-based plans	($52)	($51)	$3	($21)
Deferred compensation	(107)	(80)	(124)	(85)
Amortization of previously capitalized interest	(45)	(42)	(23)	(21)
Research and development expense, net	(210)	(183)	(106)	(101)
Eliminations and other unallocated items	(564)	(1,041)	(380)	(807)
Sub-total (included in Core operating earnings/(loss)	(978)	(1,397)	(630)	(1,035)
Pension FAS/CAS service cost adjustment	185	390	92	197
Postretirement FAS/CAS service cost adjustment	125	129	63	60
FAS/CAS service cost adjustment	310	519	$155	$257
Total	($668)	($878)	($475)	($778)

The Boeing Company and Subsidiaries
Operating and Financial Data
(Unaudited)

Deliveries	Six months ended June 30		Three months ended June 30
Commercial Airplanes	2026	2025	2026	2025
737	243	209	129	104
767	16	14	10	9
777	15	20	7	13
787	40	37	25	24
Total	314	280	171	150

Defense, Space & Security
AH-64 Apache (New)	8	6	6	2
AH-64 Apache (Remanufactured)	24	21	9	10
CH-47 Chinook (New)	5	1	4	—
CH-47 Chinook (Renewed)	3	7	2	5
F-15 Models	4	4	3	3
F/A-18 Models	5	9	3	4
KC-46 Tanker	8	5	4	5
MH-139	5	5	3	4
P-8 Models	2	2	1	1
Commercial Satellites	1	2	—	2
Total[1]	65	62	35	36
1 Deliveries of new-build production units, including remanufactures and modifications

Total backlog (Dollars in millions)	June 30 2026	December 31 2025
Commercial Airplanes	$596,724	$567,290
Defense, Space & Security	85,322	84,786
Global Services	32,840	29,720
Unallocated items, eliminations and other	375	411
Total backlog	$715,261	$682,207

Contractual backlog	$674,506	$639,721
Unobligated backlog	40,755	42,486
Total backlog	$715,261	$682,207

The Boeing Company and Subsidiaries
Reconciliation of Non-GAAP Measures
(Unaudited)
The tables provided below reconcile the non-GAAP financial measures core operating earnings/(loss), core operating margins, and core earnings/(loss) per share with the most directly comparable GAAP financial measures of earnings/(loss) from operations, operating margins, and diluted earnings/(loss) per share. See page 5 of this release for additional information on the use of these non-GAAP financial measures.

(Dollars in millions, except per share data)	Second Quarter 2026		Second Quarter 2025
	$ millions	Per Share	$ millions	Per Share
Revenues	$24,560		$22,749
Earnings/(loss) from operations (GAAP)	156		(176)
Operating margins (GAAP)	0.6%		(0.8)%

FAS/CAS service cost adjustment:
Pension FAS/CAS service cost adjustment	(92)		(197)
Postretirement FAS/CAS service cost adjustment	(63)		(60)
FAS/CAS service cost adjustment	(155)		(257)
Core operating earnings/(loss) (non-GAAP)	$1		($433)
Core operating margins (non-GAAP)	0.0%		(1.9)%

Diluted loss per share (GAAP)		($0.67)		($0.92)
Pension FAS/CAS service cost adjustment	($92)	(0.12)	($197)	(0.26)
Postretirement FAS/CAS service cost adjustment	(63)	(0.08)	(60)	(0.08)
Non-operating pension expense/(income)	73	0.10	(42)	(0.05)
Non-operating postretirement income	(9)	(0.01)	(4)	(0.01)
Provision for deferred income taxes on adjustments [1]	19	0.02	64	0.08
Subtotal of adjustments	($72)	($0.09)	($239)	($0.32)
Core loss per share (non-GAAP)		($0.76)		($1.24)

Diluted weighted average common shares outstanding (in millions)		790.6		756.6
1 The income tax impact is calculated using the U.S. corporate statutory tax rate.

The Boeing Company and Subsidiaries
Reconciliation of Non-GAAP Measures
(Unaudited)
The tables provided below reconcile the non-GAAP financial measures core operating earnings/(loss), core operating margins, and core earnings/(loss) per share with the most directly comparable GAAP financial measures of earnings/(loss) from operations, operating margins, and diluted earnings/(loss) per share. See page 5 of this release for additional information on the use of these non-GAAP financial measures.

(Dollars in millions, except per share data)	First Half of 2026		First Half of 2025
	$ millions	Per Share	$ millions	Per Share
Revenues	$46,777		$42,245
Earnings from operations (GAAP)	604		285
Operating margins (GAAP)	1.3%		0.7%

FAS/CAS service cost adjustment:
Pension FAS/CAS service cost adjustment	(185)		(390)
Postretirement FAS/CAS service cost adjustment	(125)		(129)
FAS/CAS service cost adjustment	(310)		(519)
Core operating earnings/(loss) (non-GAAP)	$294		($234)
Core operating margins (non-GAAP)	0.6%		(0.6)%

Diluted loss per share (GAAP)		($0.79)		($1.09)
Pension FAS/CAS service cost adjustment	($185)	(0.23)	($390)	(0.52)
Postretirement FAS/CAS service cost adjustment	(125)	(0.16)	(129)	(0.17)
Non-operating pension expense/(income)	147	0.18	(85)	(0.11)
Non-operating postretirement income	(18)	(0.02)	(9)	(0.01)
Provision for deferred income taxes on adjustments [1]	38	0.05	129	0.17
Subtotal of adjustments	($143)	($0.18)	($484)	($0.64)
Core loss per share (non-GAAP)		($0.97)		($1.73)

Diluted weighted average common shares outstanding (in millions)		789.2		755.0
1 The income tax impact is calculated using the U.S. corporate statutory tax rate.